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                                                              Exhibit 10.1

             MANAGEMENT AND DEVELOPMENT AGREEMENT


          THIS MANAGEMENT AND DEVELOPMENT AGREEMENT, dated as of the 6th day of February, 1995 (the "Management Agreement"), between ALEXANDER'S, INC., a Delaware corporation, on behalf of itself and each of the subsidiaries listed in Exhibit B attached hereto (collectively, "Owner"), each having an address at 31 West 34th Street, New York, New York 10001, and Vornado Realty Trust, a Maryland real estate investment trust having an office at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663 ("Manager").


          IN CONSIDERATION of the mutual promises and covenants herein contained, Owner and Manager agree as follows:

          ARTICLE I. Appointment of Manager. A. Owner hereby appoints Manager, on the conditions and for the term hereinafter provided, to act for it in the management and direction of all of its business affairs, including, without limitation, the operation, maintenance and management of the properties identified on Exhibit A attached hereto and made a part hereof (each such property being hereafter referred to individually as a "Property", and all such properties being hereafter referred to collectively as the "Properties"), which management duties are more particularly described in Article IV, and the design, planning, construction and development of the Properties, which development duties are more particularly described in Article V. Manager hereby accepts said appoint-ment to the extent and subject to the conditions set forth below.

          B. It is understood and agreed that in the event that one or more of the Properties is sold or otherwise disposed of, Exhibit A shall be deemed amended accordingly and this Agreement shall, from and after the date of any such sale or disposition, cease to apply as to any such Property and shall continue to apply to such remaining Properties as Owner continues to own.

          C. Owner and Manager hereby acknowledge that affiliates of Owner and Manager have heretofore entered into that certain Real Estate Retention Agreement, dated as of July 20, 1992 (the "Retention Agreement"), whereby Vornado Realty Trust, as successor in interest to Vornado, Inc., has agreed to act as leasing agent with respect to the Properties.

          ARTICLE II.  Term.  A.  The term of this Agreement
shall commence on the Effective Date (as hereinafter


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defined) and shall continue until midnight on the date
immediately following the third anniversary of the date hereof (the "Initial Expiration Date"), subject to paragraph C of
Article III, unless this Agreement shall be terminated and the obligations of the parties hereunder shall sooner cease and terminate, as hereinafter provided, provided, however, that the term of this Management Agreement shall automatically extend for consecutive one-year periods following the Initial Expiration Date unless Manager or Board (as hereinafter defined) provides the other with written notice, at least six months prior to the beginning of any such additional one-year period, of its election to terminate this Management Agreement. The amount of the Management and Development Fee (as hereinafter defined) shall be subject to review by the parties at the end of the initial term and at the end of each one-year term thereafter.

          B. The term "Board" shall mean (i) the Board of Directors of Alexander's, Inc.; or (ii) a committee or officer designated by such Board of Directors to act on behalf of Manager in connection with the administration of this Agreement. The term "Independent Directors" shall mean the independent directors of the Board of Directors of Alexander's, Inc. or their designee.

          ARTICLE III.  Management and Development Fee.
          A. Owner shall pay Manager, as Manager's entire compensation for the services rendered hereunder in connection with the management of the Properties and the management of the Owner, a management fee (the "Management Fee") equal to Three Million Dollars ($3,000,000) per annum, payable in equal monthly installments, in arrears, in the amount of $250,000 each on the tenth day of each calendar month beginning with the first calendar month after the Effective Date. All sums payable to Manager hereunder shall be in addition to the amounts payable to Manager under the Retention Agreement. In the event that this Agreement shall commence on a date other than the first day of a calendar month, or shall terminate on a date other than the last day of a calendar month, the installment of the Management and Development Fee (as hereinafter defined) payable for that month shall be prorated for the actual number of days that this Agreement is effective in that calendar month. Notwithstanding anything contained herein, in the event that the scope of the business of Alexander's, Inc. shall expand beyond that which is contemplated on the date hereof, Owner and Manager hereby agree that the Management Fee shall be equitably adjusted upward to reflect the increase in services rendered. In the event that Independent Directors and Manager are unable to agree on the amount of the upward



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adjustment as provided in this paragraph, then the parties
hereto hereby agree that the dispute shall be submitted promptly by them to the American Arbitration Association for the City of New York for determination in accordance with its rules, and such determination shall be binding upon both parties.

          B.   Owner shall pay Manager, as Manager's
compensation for the services rendered hereunder in connection with the development of the Development Properties, a development fee (the "Development Fee") (the Development Fee and the Management Fee are sometimes referred to herein, collectively, as the "Management and Development Fee") equal to (i) five percent (5%) of the total Development Costs (as hereinafter defined), allocated with respect to each Property based on the Development Costs for that Property, plus (ii) general overhead and administrative expenses equal to one percent (1%) of the total Development Costs, allocated with respect to each Property based on the Development Costs for that Property. Owner shall pay Manager, on account of the Development Fee, monthly installments (the "Development Installments") each in an amount equal to the Specified Installment Amount (as defined below), with each such installment payable, in arrears, on the tenth day of each calendar month, beginning with the calendar month immediately following the Effective Date. In the event that it is determined, upon Substantial Completion of any Property, other than Rego Park I, that the aggregate Development Installments paid to Manager as of such date on account of the Development Fee, minus $900,000, total less than the amount of the Development Fee that is due to Manager hereunder in respect of all Properties other than Rego Park I, Owner shall pay to Manager, within 15 days after Substantial Completion of such Property, an amount equal to such difference. In the event it is determined, upon Substantial Completion of Rego Park I, that the Development Fee that is due to Manager hereunder, in respect of Rego Park I, is greater than $900,000, Owner shall pay to Manager, within 15 days after substantial completion of Rego Park I, an amount equal to such difference. Anything in this Agreement to the contrary notwithstanding, Owner's obligation to pay the Development Installments, to the extent of the Minimum Earned Fee Installments, during the twelve calendar months beginning with the calendar month immediately following the Effective Date, shall not be affected by the termination of this Agreement for any reason and the obligation to pay such amounts shall survive the termination of this Agreement.


     As used herein, the following terms shall have the following meanings:



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          "Development Budget" shall mean, collectively, the
     capital budgets and development schedules setting forth the Development Costs to be incurred in connection with the Development Properties, as prepared by Manager and approved by the Board and as more particularly described in Article V hereof.

          "Development Costs" shall mean the costs incurred by Owner in accordance with the Development Budget in connection with the planning, design and construction, and development or redevelopment of the Properties, including, without limitation, fees of any construction manager, general contractor or any other third-party professionals unaffiliated with Manager and costs set forth in the Development Budget that may be reimbursed by tenants at the Properties for improvements outside the leased premises of those tenants. Notwithstanding the foregoing, in no event shall Development Costs include costs paid for or reimbursed by the tenants for improvements inside the leased premises of those tenants, the Development Fee, costs of the land and, with respect to loans made to Owner, interest, commitment fees and points.

          "Development Properties" shall mean the Properties identified in Exhibit A as the "59th Street Property", the "Kings Plaza Store Property", the "Rego Park I Property", the "Rego Park II Property" and the "Paramus Property".

          "Specified Installment Amount" means (i) during the first year of the term of this Agreement, $62,500 plus the Minimum Earned Fee Installment and (ii) thereafter, $62,500. "Minimum Earned Fee Installment" means (i) during the first twelve months of the term of this Agreement, $75,000 and (ii) thereafter, $0.

          "Substantial Completion" shall mean, with respect to each Property, the date on which (a) all punch list items and landscaping at that Property have been completed, (b) the planning, design, construction and development of that Property have been completed, as certified by the Owner's architect, in accordance with the plans and specifications therefor approved by the Board, (c) all necessary occupancy and other permits have been obtained with respect to the work completed at that Property for which Manager has any obligation hereunder and (d) if leases are then in effect at that Property, the portions of the Property demised under the leases have been delivered for possession to the tenants thereunder in accordance with the terms thereof, the tenants have otherwise taken possession of


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     the demised premises, or, if tenants cannot take
     possession due to Owner's obligation to perform tenant improvement work, tenant improvement work has commenced thereunder.

          C. Notwithstanding the provisions of Article II, in the event that Substantial Completion of all of the Development Properties shall not have occurred prior to the Initial Expiration Date, Manager shall have the option to cause the term of this Agreement, as it applies to the development of the Properties, to be extended as to any or all of the Development Properties as to which construction has commenced or is scheduled to commence no later than the first anniversary of the Initial Expiration Date but as to which Substantial Completion has not occurred. Such option may be exercised by sending notice to Owner of Manager's intention to so extend, and listing the Properties as to which the term of this Agreement shall be extended, not less than thirty (30) days prior to the Initial Expiration Date, in which event the rights and obligations of the parties hereto under this Agreement relating to the development of the Properties, as provided in Article V, shall be automatically extended with respect to the Properties listed in such notice, until the date on which Substantial Completion of all of such Properties shall have occurred. In the event that the term is so extended pursuant to this paragraph, no further fee shall be due to Manager following the Initial Expiration Date until Substantial Completion of each respective Property. Upon Substantial Completion of a Property, Owner shall pay to Manager an amount equal to the positive difference, if any, of
(i) the aggregate Development Fee for the Development Properties as to which Substantial Completion shall have occurred minus (ii) the aggregate Development Installments paid to Manager as of that date. Notwithstanding the foregoing, in no event shall the rights and obligations of the parties hereto under this Agreement relating to the management of Owner's business be deemed to be extended beyond the Initial Expiration Date except in accordance with Article II hereof.

          D. In the event that (i) Owner shall dispose of any or all of the Development Properties or (ii) shall not proceed for any reason with the development of any or all of the Development Properties, then Manager shall use diligent efforts to reduce or eliminate all allocable costs and expenses, both direct or indirect, that would otherwise be incurred by Manager in the performance of its obligations hereunder. In such event(s), each subsequent Development Installment, to the extent in excess of the Minimum Earned Fee Installment, shall be equitably adjusted downward to reflect the reduction or elimination of such costs and expenses resulting from the deletion of services required to



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be provided by Manager.  In all cases, however, Manager shall be compensated for services rendered and reimbursed for costs and expenses incurred to such date including, without limitation, salaries and other compensation for employees of Manager. Manager shall also be compensated for costs and expenses of employees and other such items that will continue to be incurred to the extent such costs and expenses are not avoidable or cannot be mitigated by Manager using its diligent efforts. In the event that Owner fails to obtain the financing contemplated by, in and in accordance with, the Commitment (as hereinafter defined) from Lender (as defined therein) or from a substitute source within ninety (90) days after the Effective Date, the Management Fee shall be equitably adjusted downward, but in no event to an amount less than $2,500,000, to reflect the reduction in services until such time as alternate financing in a comparable amount is obtained, at which time the Management Fee shall be fully reinstated. In the event that Independent Directors and Manager are unable to agree on the amount of the downward adjustment as provided in this paragraph, then the parties hereto hereby agree that the dispute shall be submitted promptly by them to the American Arbitration Association for the City of New York for determination in accordance with its rules, and such determination shall be binding upon both parties.

          E. Owner and Manager acknowledge that Manager has heretofore performed certain development planning services for Owner in connection with the Property identified on Exhibit A as the "Rego Park I Property", with respect to which construction has commenced and is continuing.

          F. Manager shall receive no commissions, fees or other compensation (other than the Management and Development
Fee) in connection with any leasing or sale of all or any part of any of the Properties or the procuring of any financing or refinancing with respect thereto; provided, however, that nothing contained herein shall in any way restrict the commissions, fees and other compensation otherwise payable to Manager or any affiliate of Manager by Owner or its affiliates pursuant to the Retention Agreement.

          G. In the event that Manager desires to provide services not required to be performed hereunder ("Additional Services") for the benefit of a tenant of any Property, Manager shall notify Owner in advance of its intention to provide Additional Services to a tenant or tenants where those services are substantial in nature. The Independent Directors shall have the right to prohibit Manager from undertaking such services, if, in its judgment, the performance by Manager of the Additional Services would


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adversely affect the professional relationship and duties of
Manager created by this Agreement.

          ARTICLE IV. Management Services. A. Manager agrees to operate and manage the day-to-day business of Owner and to perform all of the executive functions of Owner other than those performed by the Board, the Independent Directors, and any officers of Owner (including, without limitation, the Chief Executive Officer of Owner) designated by the Board, including, without limitation, the operation and management of the Properties and to perform, or cause to be performed by outside contractors and under Manager's supervision, the following functions on behalf of Owner in an efficient and diligent manner using the same standard of care, including bidding and selection processes, segregation of funds, internal controls and internal auditing, used by Vornado Realty Trust in connection with its business and in connection with properties owned and managed by Vornado Realty Trust:

               1.  Preparing, or causing to be prepared at
     Owner's expense, and filing all income, franchise and other tax returns required to be filed by Owner.

               2. Keeping true and complete books of account in which shall be entered fully and accurately each transaction of Owner's business. The books shall be kept in accordance with the accrual method of accounting, and shall reflect all transactions of Owner's business.

               3.  Preparing an annual report within ninety
     (90) days after the end of each fiscal year of Owner, including an annual balance sheet, profit and loss statement and a statement of changes in financial position.

               4. Preparing a quarterly financial report of Owner, within forty-five (45) days after the end of each fiscal quarter of Owner.

               5. Preparing or causing to be prepared at Owner's expense, any reports or filings required by the New York Stock Exchange or the Securities and Exchange
     Commission.

               6.  Except as otherwise provided hereunder,
     procuring, at Owner's expense and at the direction of the Board or the Owner's insurance brokers or insurance advisors, any insurance required or desirable in connection with Owner's business or the employees required to operate Owner's business and errors and


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     omissions insurance for Manager, under which Owner shall
     be the sole beneficiary. Manager shall not settle any claim for a settlement amount in excess of $100,000 without the approval of the Board.

               7.  Providing all general bookkeeping and
     accounting services required by the provisions of this Agreement at the expense of Manager. Any independent certified public accountant engaged by Manager shall be subject to the approval of the Board and all fees and expenses payable to such accountant shall be at Owner's expense. Manager shall maintain separate books and records in connection with its management of the Properties and Owner, which books and records shall be kept in accordance with generally accepted accounting principles. Owner shall have the right to examine or audit the books and records at reasonable times and Manager will cooperate with Owner in connection with any such audit.

               8. Investing funds not otherwise required to pay the costs of day-to-day maintenance and operation of the Properties or in the operation of Owner's business pursuant to guidelines set by the Board.

               9.  Repairing, making replacements and
     maintaining the Properties and all common areas at the Properties and purchasing all materials and supplies that Manager deems necessary to repair and operate and maintain the Properties, in order that each Property shall remain in good, sound and clean condition, and making such improvements, construction, changes and additions to the Properties (including capital improvements), as Manager deems advisable, provided that Manager shall receive approval of the Board prior to undertaking any improvements, construction, changes or additions to the Properties. Owner shall pay all fees, costs and expenses incurred by Manager in connection with the retention of outside contractors and suppliers for the performance of all repairs, replacements and maintenance of the Properties. In the event that Owner decides to remodel or extensively refurbish any Property, or any part thereof, Manager shall be entitled to receive additional compensation for services required to be rendered by it for services such as supervision of construction and allocation of overhead expense (i) to the extent that tenants at that Property reimburse Owner for such costs and (ii) if such costs are not reimbursable by the tenants and such remodeling or refurbishment shall be on a significant scale and shall require significant work by the


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     Manager, the amount of such additional compensation
     payable to Manager shall be equal to Manager's costs in connection with such work, plus twenty percent (20%) of Manager's costs.

               10.  Negotiating and executing contracts for
     the furnishing to the Properties of all services and utilities, including electricity, gas, water, steam, telephone, cleaning, security, vermin extermination, elevator, escalator and boiler maintenance and any other utilities or services, including repairs and maintenance of the buildings, other improvements and common areas at the Properties, or such of them as Manager deems advisable to assure that the Properties shall be caused to be and remain in a good, sound and clean condition and properly operating. All fees, costs and expenses under the contracts shall be paid by Owner.

               11. Subject to the terms of any loan or credit agreement entered into by Owner with a lender and affecting any of the Properties, demanding, receiving and collecting all rents, income and other revenues, which Manager shall deposit in a bank account or accounts of Owner maintained by Manager (with any interest thereon for the account of Owner) for the deposit of monies in regard to the Properties; disbursing, deducting and paying from such rents, income and revenues, such amounts required to be disbursed or paid in connection with the repair, maintenance and operation of the Properties and in the carrying out of Manager's duties. In the event that Manager shall determine that funds in the accounts are insufficient to make necessary disbursements or payments, Manager shall notify Owner promptly of the amount of such insufficiency. Promptly after (i) Owner receives such notice, or (ii) Owner independently determines that such funds are insufficient, Owner shall determine and notify Manager as to the order of priority in which disbursements and payments shall be made. Disbursements or payments shall include, but not be limited to, the following items:

               a. all assessments and charges of every kind imposed by any governmental authority having jurisdiction (including real estate taxes, assessments, sewer rents and/or water charges) and interest and penalties thereon; provided, however, that the interest or penalty payments shall be reimbursed by Manager to Owner if imposed by reason of delay in payment caused by Manager's gross negligence, willful misconduct, bad faith or


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          material misapplication of funds (to the extent such
          material misapplication of funds is not covered by insurance) (collectively "Malfeasance");

               b. debt service on any loans secured by any of the Properties;

               c.  license fees, permit fees, insurance
          appraisal fees, fines, penalties, legal fees, accounting fees incurred in the auditing of tenants' books and records to establish and collect overage or percentage rents, and all similar fees reasonably incurred in connection with the ownership, management or operation of the Properties, provided, however, that any fines or penalties shall be reimbursed to Owner by Manager if imposed by reason of delay in payment caused by Manager's Malfeasance;

               d.  premiums on all policies of insurance;

               e. salaries, wages and other related expenses, bonuses and fringe benefits for on-site personnel, service contracts, utilities, repairs, replacements, on-site administration expenses and Manager's compensation;

               f. the Management and Development Fee and any other sums payable hereunder to Manager;

               g. contributions to merchants associations, if and as required by any outstanding agreements; and advertisement and public relations costs for promotional activities; and

               h. any and all other expenses or costs that are customarily disbursed by managing agents of properties comparable to the Properties or that are required in order for Manager to perform its duties.

     In no event shall Manager be required to pay any bills or charges from its own funds, except as otherwise specifically provided herein.

               12.  Engaging, at the expense of Owner, any
     outside collection agency Manager deems appropriate for the collection of rent or other revenues or instituting, in Manager's name (but only if Manager so elects) or in the name of Owner, but in any event at the expense of Owner, any and all legal actions or


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     proceedings to collect rent or other income from the
     Properties or to oust or dispossess tenants or other persons therefrom, or cancelling or terminating any lease or the breach thereof or default thereunder by the tenant, and holding all security deposits posted by tenants and occupants and applying the same against defaults by the tenant or occupant. Manager shall hold all security deposits in a separate account if required by law or if requested by Owner. Manager shall not terminate any lease or evict the tenant thereunder without the prior approval of the Board.

               13.  Rendering such statements at such times
     and in such formats as Owner shall reasonably request and as shall be customary for properties comparable to the Properties, including, without limitation, monthly cash flows, quarterly reports and operating statements and annual budgets as provided below.

               14.  Maintaining, at Manager's expense,
     insurance with reasonable deductibles, if any, for any and all claims or causes of action arising from bodily injury, disease or death of any of Manager's employees, agents, or representatives and for any and all claims or causes of action arising from Manager's negligence, infidelity or wrongful acts in connection with the performance of this Agreement, as well as employer's liability and worker's compensation for Manager's employees and fidelity bonds for employees of Manager that handle funds and proceeds from the Properties, in each case, at customary levels of coverage.

               15. Causing, at Owner's expense, all such acts and things to be done in or about the Properties as shall be necessary to comply with all statutes, ordinances, laws, rules, regulations, orders and determinations, ordinary or extraordinary, foreseen or unforeseen of every kind or nature affecting or issued in connection with the Properties by any governmental authority having jurisdiction thereof, as well as with all such orders and requirements of the Board of Fire Underwriters, Fire Insurance Exchange, or any other body that may hereafter exercise similar functions (collectively, "Applicable Laws"). In the event that Manager's good faith estimate of the cost of complying with any Applicable Laws shall exceed $100,000 in connection with any one Property or in the aggregate, Manager shall not take any action to comply with Applicable Laws without first obtaining the consent of the Board. Notwithstanding the foregoing, however, Owner shall have no obligation to pay for the expenses incurred in connection with compliance with Applicable


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     Laws to the extent such costs are incurred due to
     Manager's Malfeasance or material breach of this Agreement. Manager shall have the right to contest such Applicable Laws, and pending the final determination of the contest, Manager may withhold compliance, provided that Manager shall receive the Board's prior consent to so withhold compliance. Manager agrees to contest any Applicable Law the Board shall request Manager to contest.

               16.  Filing applications, in Manager's name
     (but only if Manager so elects) or in the name of Owner, but in any event at Owner's expense, for the reduction of real estate tax assessments and/or water charges and sewer rents, and/or for the cancellation or reduction of any other taxes, assessments, duties, imposts or other obligations of any nature imposed by law; and instituting any and all legal actions or proceedings in connection therewith; filing, settling, trying or appealing of all such applications and/or proceedings, upon such terms and conditions as Manager deems appropriate, provided, however, that Manager shall receive the consent of the Board prior to the institution or settling of any legal action or proceeding.

               17.  Taking, at Owner's expense and with the
     prior consent of the Board, any appropriate steps to protest and/or litigate to final decision in any appropriate court or forum any violation, order, rule or regulation affecting any Property.

               18.  Engaging, at Owner's expense, counsel,
     approved by the Board, and paying counsel fees and court costs and disbursements in connection with any proceedings involving any Property.

               19. Assisting Owner in obtaining financing for the Properties and complying with all terms, conditions and obligations of any lease, mortgage or other agreement, on behalf of Owner and at Owner's expense, that shall relate to any matters in connection with the rental, operation or management of each Property, unless prevented or delayed by strikes, riot, civil commotion, war, inability to obtain materials because of governmental restrictions or acts of God or public enemy, or any other cause beyond Manager's control.

               20.  Performing administrative services
     required in connection with managing the Properties, including, without limitation, the following:


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               a.  administration of tenants' insurance and
          enforcement of continuing coverage in accordance with the terms of the leases.

               b. confirmation of lease commencement dates and termination dates.

               c. liaison with the tenants as Owner's
          representative.

               d.  supervision of tenant litigation in
          conjunction with Owner's legal counsel.

               e. obtaining sales volume reports from tenants and calculating and collecting percentage rents as a result of those reports.

               f. providing necessary information to Owner for tax reporting, in a format reasonably approved by Owner and upon Owner's request, initiating together with Owner's counsel, property tax appeals.

               g. providing quarterly financial statements, in a format reasonably approved by Owner, reflecting in reasonable detail the operating income and expense of the Properties.

               h.  alerting Owner if tenant sales volume
          reports appear inaccurate and recommend audits.

               i.  reporting and making recommendations
          regarding unusual tenant problems requiring Owner's approval.

               j. obtaining contractors to maintain, operate and provide security for the Properties.

               k. coordinating with Vornado Realty Trust and all other consultants retained by Owner in connection with the Properties.

Notwithstanding anything contained in this Article IV or elsewhere in this Agreement to the contrary, Manager shall not be responsible for the day-to-day management of, or the collection of income from, the Kings Plaza Shopping Center and Marina; that Property shall continue to be operated in accordance with the Management and Operating Agreement, dated as of December 31, 1986, among Kings Plaza Shopping Center of Flatbush Avenue, Inc. ("KPA"), Kings Plaza Shopping Center of Avenue U, Inc. and Centercorp., Inc (the "Centercorp Agreement"); provided, however, that Manager


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shall, in accordance with the terms of this Agreement,
exercise all rights and have all of the responsibilities of Alexander's Department Stores of Brooklyn, Inc., as successor interest to KPA, under the Centercorp Agreement, provided further, however, that the Board shall retain the right to approve any successor in interest to Centercorp, Inc.

          21. Preventing the use of the Properties for any purpose that would void any insurance policy covering any of the Properties or that would render any loss thereunder uncollectible, or that would be in violation of any governmental restriction, any tenant lease or any reciprocal easement agreement.

          22. Providing all other services customarily provided by Vornado Realty Trust in connection with properties owned and managed by Vornado Realty Trust.

          B. Owner shall be responsible for, and shall indemnify Manager against, all costs incurred in connection with the operation of Owner's business, except to the extent such costs are incurred in connection with Manager's Malfeasance or material breach of this Agreement, and all past, present and future liabilities of Owner, including, without limitation:

          1. all outside professional fees, including attorneys, accountants and architects;

          2. all filing, registration and other fees payable to the New York Stock Exchange, the Securities and
     Exchange Commission and state securities agencies;

          3.  taxes;

          4. insurance (other than workers' compensation insurance for Manager's employees and as otherwise provided herein), including retiree health liability insurance and directors' and officers' liability insurance;

          5. fees and expenses applicable to the Board of Directors of Owner; and

          6. costs that are at the discretion of Owner, for services not included in this Agreement, including, without limitation, rent and other expenses for Owner's offices, salaries and other related expenses of employees performing services for Owner (other than employees of Manager), and expenses incurred in connection with the winding up of Owner's prior retailing activities and activities of Owner related to Owner's Chapter 11 filing, including, without limitation, salaries and other related expenses for employees whose sole or primary function is related to such winding up activities, including, without limitation the salary and other related expenses of Brian Kurtz.

          7. all costs and expenses incurred by Manager in connection with the transition to Manager of the management activities contemplated by this Agreement.

          ARTICLE V.  Development.   Manager agrees to design
and plan the development of the Development Properties and to manage the construction and development of the Development Properties and to perform, or cause to be performed by outside contractors, the following functions on behalf of Owner in an efficient and diligent manner using the same standard of care, including bidding and selection processes, used by Vornado Realty Trust in connection with properties owned and managed by Vornado Realty Trust, and on a Property by Property basis:

               1. Obtaining or assisting Owner in obtaining, on behalf of Owner and at Owner's expense, all required building permits and other governmental approvals and consents, along with any zoning variances or other zoning approval, necessary to initiate the development of any Development Property.

               2.  Retaining, at Owner's expense, all
     architects, engineers, contractors, construction managers and consultants (collectively "Consultants") necessary or desirable in completing the design and planning of the development of any Development Property and negotiating, on behalf of Owner, any contracts with Consultants.

               3. Monitoring and coordinating the activities of the Consultants retained for the planning and design of the Development Properties.

               4. Assisting and cooperating with Owner in all aspects of arranging or acquiring any construction or other financing required for the Development Properties, including, without limitation, meeting with and furnishing information to prospective lenders.

               5.  Preparing and filing, or causing the
     preparation and filing at the expense of Owner of, all returns (other than income, franchise and other similar returns), statements, declarations and filings that may from time to time be required of Owner in connection with the planning, design and development of any Development Property by any municipal, state, federal or other governmental or statutory authority having jurisdiction over the development of any Development Property.

               6. Preparing an initial budget as soon as practicable, but in any event prior to the commencement of any construction at any of the Development Properties (including, without limitation, an estimate of the timing of the incurrence of expenditures contained in the budget) for such Property and make any revisions or adjustments necessary to acquire approval of the Board for such budget, the approved budget for any of the Properties being herein called the "Development Budget". Manager shall recommend any revision to the Development Budget that Manager from time to time may deem appropriate, or as the Board may reasonably request, in each case to be approved by the Board, provided, however, that Manager's obligation to seek Board approval of change orders shall be limited to change orders exceeding, in the aggregate, ten percent (10%) of the applicable line item in the initial Development Budget. The approval by the Board of the Development Budget and any revisions thereto shall also constitute authorization by the Board of the expenditures and commitments provided for therein and, subject to the other provisions of this Agreement, Manager then shall be entitled to act for Owner in incurring the expenditures and making commitments to the extent provided for in the approved initial or revised Development Budget, as applicable.

               7.  Recommending, for the Board's approval,
     such Consultants as may be necessary or desirable for the development of any Property and negotiating on behalf of Owner any contracts and agreements as are necessary or desirable in connection with the development of any Property with such Consultants approved by the Board and supervising the performance by such Consultants thereunder, including, without limitation, the supervision and processing of change requests and change orders.

               8. Monitoring and coordinating the activities of the Consultants and, where appropriate, assisting
     Owner in performing Owner's obligations under the contracts with Consultants.

               9. Supervising the collection and review of all documentation required to be submitted to any construction lender or other lender in connection with the development of any Property and supervising all disbursements made pursuant to any financing.

               10. Supervising the ordering and installation of equipment or other supplies necessary for the development of any Property;

               11. Preparing (i) quarterly progress reports regarding the development of the Properties, detailing any deviations from the Development Budget and providing explanations for such deviations, (ii) all reports required under loan agreements affecting Owner and (iii) promptly after the completion of the development of any Property, preparing a report of actual Development Costs incurred in connection with the development of that Property, separately identifying as estimated items those, if any, that cannot be finally determined at the time of the final report.

               12.  Providing regular and continuing
     accounting services, on the basis of standard accounting practices for similar projects consistently applied, of all costs and expenses incurred by Owner in connection with the development of the Properties, and the receipt and use of borrowed funds or funds otherwise made available.

               13. Attending meetings as reasonably required or requested by the Board.

               14.  Assisting Owner in obtaining and
     maintaining in full force and effect at all times during the term of construction at any of the Properties all-risk builder's risk insurance (including coverage against collapse and fire) written on a progress basis and including commercial public liability insurance with incidental contract coverage, with such insurers, in such amounts and under such policies as may be reasonably satisfactory to the Board and the expense of maintaining such insurance shall be an expense of, chargeable to, or paid by Owner.

               15. Generally performing such other acts and things as may be reasonably required for coordinating, monitoring, administering and supervising the full and complete planning, design construction and development of the Development Properties.

          ARTICLE VI.  Annual Budget.  A.  On or before the
beginning of each fiscal year of Alexander's Inc., Manager shall prepare and submit to Owner a proposed budget
(hereinafter referred to as the "Proposed Budget") of the estimated operating and capital expenses of the Properties for the next fiscal year or such other operating period as may be agreed to by the parties.

     B. The Board shall have the right to approve or disapprove the Proposed Budget. The final budget for the fiscal year is referred to as the "Approved Budget" in this Agreement. The Approved Budget shall be subject to quarterly comparisons and revisions, which revisions the Manager and the Board mutually shall agree to be appropriate, all such revisions as approved by the Board shall be considered part of the "Approved Budget". Manager shall make expenditures without the specific approval of the Board if:

          1.  The expenditure (or group of related
     expenditures) has been generally identified in an Approved Budget line item and exceeds the amount shown in respect thereof in such budget line item by no more than ten percent (10%).

          2. The expenditure (or group of expenditures) has not been generally identified in the Approved Budget but does not exceed $100,000.

          3.  The expenditure (or group of related
     expenditures) exceeds $100,000 and was either not anticipated or exceeded the Approved Budget by more than ten percent, but is not discretionary.

          4. The expenditure is required by a condition or situation that in Manager's professional judgment constitutes an emergency. In any case where an emergency situation exists that is of serious financial or physical consequence, Manager may act in the best interest of Owner but Manager shall attempt to notify Owner prior to making the expenditure, but in any event, Manager shall report verbally the making of the expenditure to Owner no later than 24 hours after the occurrence of the emergency.

          ARTICLE VII. Chief Executive Officer. Steven Roth, Chairman of the Board and Chief Executive Officer of Manager, shall serve as Chief Executive Officer of Alexander's, Inc. and provide all services normally associated with such position, to the extent not inconsistent with his position with Manager. Owner recognizes that Steven Roth has or may have other business interests, activities and investments, including, without limitation, interests in connection with his interest in

Manager and Manager's affiliates, some of which may be in conflict or competition with the business of Owner and that he is entitled to carry on such other business, activities, and interests and shall have no duty or obligations to offer to Owner any interest in such business interests, activities and interests, including, without limitation, any potential property acquisition, whether or not competitive with the business interests of Owner. Manager agrees to cause Steven Roth to excuse himself from any activities of Owner that are related to the enforcement of this Agreement.

          ARTICLE VIII. Owner to Execute Documents; Reserved Rights. Owner covenants and agrees that wherever in this Agreement it is provided that Manager may take any action in the name of or on Owner's behalf, Owner will promptly execute any documents that may be required by Manager for the purposes of carrying out any of Manager's functions as same are set forth. Anything set forth in this Agreement to the contrary notwithstanding, Owner reserves to itself the performance of all duties and obligations of Manager hereunder to be performed with respect to the 59th Street Property (as described on Exhibit A hereto) as required pursuant to the amended and restated partnership agreement of Seven Thirty One Limited Partnership as the same exists on the date hereof; provided, however, that no such reservation or performance by Owner will alter any other rights or obligations set forth in this Agreement (including, without limitation, the payment of the fees payable to Manager hereunder).

          ARTICLE IX.  Assignment; Cancellation.   A.  Neither
Owner nor Manager shall assign this Agreement or any of its rights hereunder without the consent of the other party; provided, however, (i) qualification by Alexander's, Inc. as a REIT (as defined herein) shall not be deemed to constitute an assignment and (ii) that Manager shall have the right to assign its rights and delegate its duties under this Agreement to any Specified Vornado Affiliate without the consent of Owner provided that, (a) in connection with any such assignment, Vornado Realty Trust provides to Owner a guarantee, in form and substance reasonably satisfactory to Owner, of the duties and obligations of the Specified Vornado Affiliate under this Agreement and agrees, to the extent necessary, to make available to the Specified Vornado Affiliate the resources of Vornado Realty Trust for the purposes of carrying out such duties and obligations, (b) notwithstanding any such assignment to a Specified Vornado Affiliate, the indemnification of Owner by Manager set forth in Article XII hereof shall remain the obligation of Vornado Realty Trust and (c) references to the standard of care, customarily provided services and reporting standards applicable to Manager in performing its duties under this

Management Agreement shall be the same standard of care and reporting standards applicable to Vornado Realty Trust in connection with properties owned by Vornado Realty Trust. For purposes of this Article IX, "Specified Vornado Affiliate" shall mean (i) any wholly-owned subsidiary of Vornado Realty Trust or (ii) any entity at least 95% of the preferred stock of which is owned by Vornado Realty Trust.

     (b) In the event that there is a change of control of Vornado Realty Trust or Manager after the date of this Agreement, the Independent Directors shall have the right to terminate this Agreement if the Independent Directors shall determine that such change of control is reasonably likely to have a material adverse effect on the ability of Manager to perform its obligations under this Agreement. For purposes of this Article IX, "change of control" shall mean that the aggregate interest of Interstate Properties and its partners in Vornado Realty Trust shall be less than twenty percent of the ownership interests therein.

          (c) This Agreement shall be non-cancelable, except as permitted by the terms of this Agreement.

           ARTICLE X. Breach; Termination. A. If either party shall commit a material breach of this Agreement, the other party shall serve written notice upon the allegedly breaching party, and the notice shall set forth the details of such alleged breach. Owner covenants and agrees that Manager shall not be deemed to have committed a material breach of this Agreement unless Manager wilfully violates any provision hereof, is grossly negligent in the observance or performance of any of its obligations hereunder, acts in bad faith in connection with its duties under this Agreement, or materially misapplies any funds received from the Properties (to the extent not covered by insurance).

          B. Owner shall, within ten (10) days after its receipt of said notice, cure such breach unless it disputes the claim as set forth in Paragraph D of this Article X. If Owner does not cure within such ten-day period, Manager shall have the right, but not the obligation, to cease providing services hereunder until the breach shall be cured. In the event that Manager shall cease providing services hereunder pursuant to this Paragraph, Owner shall have the right to terminate this Agreement and replace Manager in which event Manager promptly shall deliver to Owner all books and records with respect to the Properties and Owner that are in Manager's possession and otherwise comply with paragraph H below, and upon its receipt of any outstanding payments due to it, shall cooperate with the successor Manager to effect a smooth transition in the management, operation and development of the Properties and the management and operation of Owner.

          C. Manager shall, within thirty (30) days after its receipt of a notice under Paragraph A of this Article X, cure such breach unless it disputes the claim as set forth in Paragraph D of this Article X; or if said breach cannot be cured within said thirty (30) day period, Manager shall within said time period commence and thereafter diligently and continuously proceed with all necessary acts to cure such breach, subject to the terms of any loan documents and other material agreements affecting the Properties. If Manager shall fail within said time period to cure the said breach, Owner shall have the right, by sending a second written notice to Manager, to terminate this Agreement effective immediately or as of a particular date which shall be specified in said second notice.

          D. If the party who receives the notice of breach shall, within five (5) days after receipt of such notice, send the notifying party a written notice disputing the claim of material breach and demanding arbitration thereof, then the parties hereto hereby agree that the dispute shall be submitted promptly by them to the American Arbitration Association for the City of New York for determination in accordance with its rules, and such determination shall be binding upon both parties. During the pendency of said arbitration, Manager shall continue to perform all of its obligations as Manager under this Agreement. If it is determined that the party did commit a breach, then the breach shall be cured within ten (10) days after service of a copy of the award or determination on the breaching party; and if not so cured, this Agreement shall be terminated.

          E. If, at any time during the term of this Agree-ment there shall be filed against either of the parties hereto in any court, pursuant to any statute either of the United States or any state, a petition in bankruptcy or insolvency or for reorganization of or for the appointment of a receiver or trustee of all or a portion of the property of either party, and such petition is not discharged within thirty (30) days after the filing thereof, or if either party makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or permits this Agreement to be taken under any writ of execution or attachment, then in any of such events, the other party hereto shall have the right to terminate this Agreement by giving written notice, by certified mail, effective as of a particular date specified in said notice.

          F. Manager and Owner shall each have the further right to terminate this Agreement or any portion or provision thereof or activity thereunder on not less than thirty (30) days' prior written notice to the other party if Manager or Owner shall determine in good faith that this Agreement shall or may deprive Manager or Alexander's, Inc. of any benefits appurtenant to that Party's future qualification as a REIT under all applicable laws, including without limitation, the Internal Revenue Code of 1986, as amended from time to time (the "Code") or continued benefits if that party is a REIT.

          G. Upon any termination, partial termination with respect to one or more Properties or as set forth in paragraph C of Article III or expiration of this Agreement, all of the obligations of either party to the other shall terminate immediately except (i) Manager shall comply with the applicable provisions of Subsection H below, (ii) Owner shall pay to Manager all Management and Development Fees and expenses earned and/or due hereunder to the date of termination or expiration and (iii) as otherwise expressly stated herein. Upon any termination of any portion, provision or activity of or under this Agreement, the provisions of the preceding sentence shall apply in respect of the terminated portion, provision or activity. Owner shall pay Manager any amount owed to Manager under this Agreement within 30 days after any termination of this Agreement.

          H. Upon the expiration or earlier termination or partial termination of this Agreement with respect to any or all of the Properties, Manager shall:

               1. Deliver to Owner, or such other person or persons designated by Owner, all books and records of any Property as to which this Agreement has been terminated and all funds in its possession belonging to Owner or received by Manager pursuant to this Agreement with respect to such Properties, together with all leases and all other contracts related to such Properties; provided, however, that Manager shall have the right to keep a copy of all such records; and

               2.  Assign, transfer or convey to Owner, or
     such other person or persons designated by Owner, all service contracts and personal property of Owner relating to or used in the operation or maintenance of any Property as to which this Agreement has been terminated. Upon the expiration or termination, in whole or in part, of this Agreement, Manager shall render a full account to Owner and shall deliver to Owner a statement outlining in detail all management fees due to Manager hereunder with respect to such terminated Property, shall cause the net amount of any funds held by Manager in connection with any such Property to be delivered to Owner and shall cooperate with Owner in the transition by Owner to a replacement property manager, if applicable.

Owner shall compensate Manager for all costs and expenses incurred by Manager in good faith in connection with the transition of the management of Owner and the management of the Properties from Manager to any new manager.

          ARTICLE XI. No Joint Venture. It is the intent of this Agreement to constitute Manager as an independent contractor and as agent of Owner under any contract entered into by Manager on behalf of Owner in accordance with the terms of this Agreement, and this Agreement shall be so construed and Manager agrees at all times to act in conformity therewith. Nothing herein contained shall be deemed to have created, or be construed as having created any joint venture or partnership relationship between Owner and Manager. At all times during the performance of its duties and obligations arising hereunder, Manager shall be acting as an independent contractor.

          ARTICLE XII. Indemnity. A. Owner shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless Manager, its officers, directors, trustees, partners, agents, employees and representatives against any losses, claims, damages or liabilities to which such person may become subject in connection with any matter arising out of or in connection with this Agreement or Owner's business or affairs, except for any loss, claim, damage or liability caused by Manager's Malfeasance. If Manager becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or Owner's business or affairs, Owner shall reimburse Manager for Manager's legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided, however, that Manager shall promptly repay to Owner the amount of any such reimbursed expenses paid to it to the extent that it shall ultimately be determined that Manager, its officers, directors, trustees or agents were not entitled to be indemnified by Owner in connection with such action, proceeding or investigation.

          B. Vornado Realty Trust shall indemnify, defend and hold harmless Owner and each of their respective officers, directors, trustees, partners, representatives, employees and agents from and against any and all claims, losses, damages or liabilities, to which such person may become subject and arising out of Manager's Malfeasance or the Malfeasance of any of its employees, representatives or agents in performing its or their duties under this Agreement, except to the extent caused by the Malfeasance of Owner or any of their respective officers, directors, trustees, shareholders, partners, representatives, employees or agents. If Owner becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this indemnity, Manager shall reimburse Owner for Owner's legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided, however, that Owner shall promptly repay to Manager the amount of any such reimbursed expenses paid to it to the extent that it shall ultimately be determined that Owner, its officers, directors, trustees or agents were not entitled to be indemnified by Manager in connection with such action, proceeding or investigation. Notwithstanding anything contained herein, Manager's liability hereunder shall be limited (except to the extent covered by insurance) to the aggregate amount of the Management and Development Fee received by Manager as of the date such liability is determined.

          C. The terms of this Article XII shall survive the expiration or termination of this Agreement.

          ARTICLE XIII. Notices. Any and all notices, consents or directives by either party intended for the other shall be in writing sent by hand delivery or reputable overnight courier service to the respective addresses first herein set forth in this Agreement, unless either party shall have designated different addresses, by serving written notices of change of addresses on the other party by registered or certified mail, return receipt requested.

          ARTICLE XIV. Miscellaneous. A. This Agreement cannot be changed or modified, varied or altered except by an agreement, in writing, executed by each of the parties hereto. This Agreement constitutes all of the understandings and agreements of whatsoever kind or nature existing between the parties in connection with the relationship created herein.

          B.  This Agreement shall be governed by and
construed in accordance with the laws of the State of New
York.

          C. Neither Owner nor Manager shall make (and each hereby waives) any claim against the other party's directors personally or against the other party's trustees, beneficiaries or shareholders personally. Manager shall (and is hereby authorized to) insert in all leases, documents and agreements executed by it on behalf of Owner, a provision that Manager's directors, trustees, beneficiaries or shareholders shall not be personally liable thereunder.

          D. Owner shall have the right to collaterally assign this Agreement to a lender providing financing to Owner and Manager agrees to execute and deliver a recognition agreement, in a commercially reasonable form, providing that
(a) such lender may assume Owner's interest in this Agreement without obligation for payment of any fees accrued and payable to Manager for a time prior to such assumption or with respect to performance of any obligation relating to a time prior to such assumption, (b) Manager will perform the services set forth herein for so long as such lender continues to perform the obligations of Owner hereunder and (c) any termination hereof by the lender other than in accordance with the terms of this Agreement (as opposed to in accordance with the recognition agreement) shall not relieve Owner of its obligations hereunder. In no event shall an assumption by the lender under such a recognition agreement release Owner from its obligation hereunder with respect to accrued fees or otherwise.

          E.   Any approval or consent required by or
requested of any of Owner, the Board, or the Independent
Directors pursuant to the terms of this Agreement may be withheld in the sole and absolute discretion of Owner, the Board or the Independent Directors, as applicable, unless otherwise expressly provided.

          F. Manager and Owner hereby expressly acknowledge and agree that any third party engaged in accordance with the terms of this Agreement to perform any of the services contemplated hereunder shall be at Owner's expense.

          G. Owner and Manager acknowledge that nothing contained in this agreement shall restrict or otherwise affect the rights of Vornado Realty Trust or any affiliate thereto in connection with any loan facility provided by Vornado Realty Trust or such affiliate to Alexander's, Inc. and/or its subsidiary.

          H. Anything contained in this Agreement to the contrary notwithstanding, Manager's agreement to undertake the obligations set forth in this Agreement shall not constitute or be deemed to constitute an express or implied warranty concerning the general affairs, financial position, stockholders' equity, financial results of operations or prospects of Owner.

          ARTICLE XV.  Declaration of Trust.

          A. Manager shall use every reasonable means to assure that all persons having dealings with Alexander's through Manager shall be informed that no trustee, shareholder, officer or agent of Alexander's, or any subsidiary of Alexander's established for purposes of electing tax treatment as a REIT, shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of Owner, but the trust estate only shall be liable. Manager recognizes and agrees that every agreement or other written instrument entered into by Manager on behalf of Owner shall contain a provision stating the above limitation.

          B. Manager represents, warrants and agrees that neither it nor any affiliated or related person or entity (including any person or entity owning any interest in Manager) is now, or shall become during the term of this Agreement, a borrower of any funds advanced by Alexander's and Manager shall advise Alexander's promptly, in writing, should such representation and warranty become untrue. Manager shall, from time to time, furnish such information as may reasonably be requested by Owner in order to facilitate Alexander's qualification as a REIT under the Code.

          ARTICLE XVI. Continued Qualification as a REIT. A. Manager shall make reasonable efforts not to enter into any agreement (including, without being limited to, any agreement for the furnishing of non-customary services), without the consent of Alexander's, with any tenant or other occupant of any Property, that would result in (A) the disqualification of Alexander's as a REIT entitled to the benefits of Sections 856 et seq., of the Code, (B) the imposition of any penalty or similar tax on Alexander's (including, without being limited to, the tax imposed on the failure to meet certain income requirements under Section 857(b)(5) of the Code and the tax imposed on income from prohibited transactions under Section 857(b)(6) of the Code) or (C) any part of the rental or other consideration paid thereunder by such tenant or occupant to Alexander's, or to Manager on behalf of Alexander's, being held not to constitute either "rents from real property" or "interest on obligations secured by mortgages on real property or on interests in real property" or "interest on obligations secured by mortgages on real property or on interest in real property" or other income described in Sections 856(c)(2) and
(c)(3) of the Code.

          B. Alexander's shall make reasonable efforts to assure, by prior review of agreements to be entered into by Manager, that no such agreement contains provisions that would result in the disqualification of Alexander's as a REIT entitled to the benefits of Sections 856 et seq. of the Code, receipt by the Owner of non-qualifying income, or imposition of a penalty or similar tax (including, without being limited to, the tax imposed on the failure to meet certain income requirements under Section 857(b)(5) of the Code and tax imposed on income from prohibited transactions under Section 857(b)(6) of the Code), and specifically agrees that Manager shall be entitled to rely upon the advice of Alexander's designated counsel as to any such matter; provided, however, that, without regard to whether such review has been performed or advice rendered, if any document or other written undertaking entered into or made by or on behalf of Owner or any constituent entity of Owner shall, in the reasonable opinion of counsel to Alexander's, contain any provision that would result in a significant risk of the disqualification of Alexander's as a REIT, receipt by Alexander's of non-qualifying income, imposition on Alexander's of any penalty or similar tax (including, without being limited to, the tax imposed on the failure to meet certain requirements under
Section 857(b)(5) of the Code and the tax imposed on income from prohibited transactions under Section 857(b)(6) of the
Code), all as provided for in said Sections 856 et seq., then:

          (i) such provision shall promptly be amended or modified, to the reasonable satisfaction of counsel to Alexander's so as to remove the risk of such result, such amendment or modification to be retroactive to the date of such document or other undertaking, or to a date approved by counsel to Alexander's; or

          (ii) if a satisfactory amendment or modification cannot be agreed upon as set forth in clause (i) above, any such document or other undertaking shall be terminated by Alexander's, such termination to be retroactive to the date of such document or other undertaking, or to a date approved by counsel to Alexander's, and effective as to all terms and provisions of such document or other undertaking, except such provisions thereof as call for the making of any distribution or the payment of any compensation to any third party, for the purposes of which provisions, the termination date shall be deemed to be without retroactive effect.

          C. Manager agrees that it shall cooperate with Owner in accomplishing a satisfactory amendment or modification of any such document or other undertaking, or the termination thereof, and shall, on request, execute and deliver any and all agreements and other documents reasonably required to effect such amendment or modification, or such termination. Manager shall submit any agreement proposed to be entered into by or on behalf of Owner to Owner's designated counsel for review a reasonable period of time prior to the proposed execution of such agreement.

          ARTICLE XVII. Effectiveness of this Agreement; Further Termination Right. This Agreement shall not become effective until the later of (i) the date the Bankruptcy
Court of the United States District Court for the Southern District of New York approves this Management Agreement and
(ii) the date on which Vornado Realty Trust shall have purchased all outstanding shares of stock in Alexander's held by Citibank, N.A., pursuant to that certain Stock Purchase Agreement, dated as of February 6, 1995, between Citibank, N.A. and Vornado Realty Trust and Citibank, N.A., shall have transferred to Vornado Realty Trust all such shares of stock. Manager shall have the right to terminate this Agreement in the event that Owner shall either (i) fail to use its best efforts to satisfy the conditions set forth in that certain commitment letter, dated February 6, 1995, between Vornado Realty Trust and Alexander's (the "Commitment") and to take all actions required to be taken to pledge the collateral and effectuate the Loan (as defined in the Commitment) on the terms and condition set forth therein; or (ii) breach its obligations to refrain from soliciting for or accepting any financing from any party other than as defined in the Commitment prior to the expiration of the Commitment. In the event that the Effective Date shall not have occurred by June 30, 1995, this Agreement shall terminate and neither party shall have any obligations hereunder.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


          IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the 6th day of February, 1995.

                    OWNER:    ALEXANDER'S INC.


                              By:  /s/STEPHEN MANN
                                      Stephen Mann
                                      Chairman

                    MANAGER:  VORNADO REALTY TRUST


                              By: /s/JOSEPH MACNOW
                                  Joseph Macnow
                                  Vice President and Chief
                                   Financial Officer

                           EXHIBIT A



1.  "FORDHAM ROAD PROPERTY"

          BUILDING
          ADDRESS:  commonly known as 2501-2511 Grand
                    Concourse, Bronx, New York
          TAX MAP DESIGNATION:
               BLOCK: 3167  LOT: 1
               CITY: New York  COUNTY: Bronx  STATE: New York

          PARKING LOT
          ADDRESS:  commonly known as Creston Avenue, Bronx,
                    New York
          TAX MAP DESIGNATION:
               BLOCK: 3167  LOT: 26
               CITY: New York  COUNTY: Bronx  STATE: New York


2.  "FLUSHING PROPERTY"
          ADDRESS:  136-20 through 136-30 Roosevelt Avenue,
                    a/k/a 40-17-19 Main Street
                    Queens, New York
          TAX MAP DESIGNATION:
               BLOCK: 5019  LOT: 5
               CITY: New York  COUNTY: Queens  STATE: New York


3.  "THIRD AVENUE PROPERTY"
          ADDRESS: 2948-54 Third Avenue;
                   633 Bergen Avenue;
                   2964 Third Avenue; and
                   2970 Third Avenue
                   Bronx, New York
          TAX MAP DESIGNATION:
               SECTION: 9  BLOCK: 2362  LOTS: 44,72,71,52 & 53
               CITY: New York  COUNTY: Bronx  STATE: New York


4.  "59TH STREET PROPERTY"
       ADDRESS: 162-64 East 59th St a/k/a 976-88 Third Ave
                135-39 East 58th St a/k/a 723-33 Lexington Ave 136-40 East 59th St a/k/a 735-41 Lexington Ave New York, New York
       TAX MAP DESIGNATION:
             BLOCK:  1313  LOTS: 40, 42, 43 & 50
             CITY: New York  COUNTY: New York  STATE: New York


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


5.   "KINGS PLAZA STORE PROPERTY"
          ADDRESS:  Kings Plaza
                    Brooklyn, New York
          TAX MAP DESIGNATION:
               BLOCK:  8470  LOT: P/O 55
               CITY: New York  COUNTY: Kings  STATE: New York


6.   "KINGS PLAZA SHOPPING CENTER PROPERTY"
          ADDRESS:  Kings Plaza
                    Notwithstanding Avenue & Avenue U
                    Brooklyn, New York
          TAX MAP DESIGNATION:
               BLOCK:  8470  LOTS: P/O 55, P/O 50 & P/O 1
               CITY: New York  COUNTY: Kings  STATE: New York


7.   "REGO PARK PROPERTY"
          ADDRESS:  Junction Boulevard
                    Rego Park, New  York

          "REGO PARK I" (includes store and parking garage)
               TAX MAP DESIGNATION:
                    BLOCK: 2080  LOT: 101
                              AND
                    BLOCK: 2084  LOT: 101
               CITY: New York  COUNTY: Queens  STATE: New York

          "REGO PARK II" (includes parking lot and "Z" parcel)
               TAX MAP DESIGNATION:
                    BLOCK: 2077  LOTS: 90 & 98
                              AND
                    BLOCK: 2076  LOTS: 50 & 63
               CITY: New York  COUNTY: Queens  STATE: New York


8.   "PARAMUS PROPERTY"

          TAX MAP DESIGNATION:
                LOT: 1  BLOCK: 1202  TAX MAP SHEET NO.: 12


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